EXHIBIT 10.13

AMENDMENT TO

EXECUTIVE EMPLOYMENT AGREEMENT

This Amendment to the Executive Employment Agreement (“Agreement”) dated the 18th day of September, 2006, by and between Jeffrey W. Griffiths (“Employee”) and Lumber Liquidations, Inc., a Delaware corporation (the “Company”), is effective December 31, 2008.

WHEREAS, the Company and Employee desire to amend the Agreement to make certain changes required by section 409A of the Internal Revenue Code of 1986, as amended (“Section 409A”).

NOW, THEREFORE, in consideration of the mutual promises and of the covenants set forth herein, the receipt and sufficiency of which is hereby acknowledged, the Company and the Employee hereby agree to amend Section 2.3(b) of the Agreement to read as follows:

(b)	Employee’s employment hereunder may also be terminated without Cause or reason by the Company upon thirty (30) days written notice to the Employee. In the event Employee’s employment under this Agreement is terminated without Cause, Employee shall be entitled to

i.	all compensation earned through the date of termination
ii.	an additional sum equal to twice Employee’s Salary which shall be paid in a lump sum; and
iii.	a prorated share of any annual performance bonus to which Employee would have been entitled but for his termination, payable within ten (10) days of termination.

To the extent that Employee is a “specified employee” as determined under Section 409A and Treasury Regulations thereunder as of the date of Employee’s termination of employment, any payment provided by items (ii) or (iii) above, shall be paid no earlier than the six-month anniversary of the Employee’s termination of employment. “Termination of employment” under this Agreement shall be determined in a manner consistent with the definition of separation from service under Section 409A and Treasury Regulations thereunder.

IN WITNESS OF HEREOF, the parties hereto have executed this Amendment to Executive Employment Agreement on the 31st day of December, 2008.

LUMBER LIQUIDATORS, INC.

/s/ Jeffrey W. Griffiths	By:	/s/ E. Livingston B. Haskell
JEFFREY W. GRIFFITHS	Print: Title:	E. Livingston B. Haskell Secretary and General Corporate Counsel